Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:
Liz Sharp, VP Investor Relations
Smith & Wesson Holding Corp.
(413) 747-3304
lsharp@smith-wesson.com
William F. Spengler, EVP, Chief Financial Officer
Smith & Wesson Holding Corp.
(413) 747-3304
Smith & Wesson Holding Corporation Announces
Third Quarter Financial Results
Firearms Sales of $78.5 Million (+27.5%)
Handgun Sales $61.9 Million (+45%)
Net Income $2.4 Million — EPS of $0.05
SPRINGFIELD, Mass., March 12, 2009 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), parent company of Smith & Wesson Corp., the legendary 157-year old company in the global business of safety, security, protection and sport, today announced financial results for its third fiscal quarter ended January 31, 2009.
Net product sales for the three months ended January 31, 2009 were $83.2 million, a $17.1 million, or 25.9%, increase over net product sales for the three months ended January 31, 2008. Net income for the third fiscal quarter was $2.4 million, or $0.05 per fully diluted share, compared with a net loss of $1.8 million, or $0.04 per share, for the comparable quarter last year. Adjusted EBITDAS, a non-GAAP financial measure, was $9.2 million for the third quarter, compared with $3.7 million for the third quarter of fiscal 2008.
Total firearms sales for the third quarter were $78.5 million, an increase of $16.9 million, or 27.5%, over the third quarter of last year. Pistol sales increased 45.7% to $24.9 million, driven by continued consumer demand, law enforcement adoption of the M&P polymer pistol line, and strong consumer sales of the Sigma pistol line. Sales of M&P pistols increased 77.1% for the third quarter. M&P tactical rifle sales increased by 111% to $8.8 million for the third quarter as demand for this product remained strong in both the consumer and law enforcement channels. Total revolver sales were $22.3 million, an increase of $7.0 million, or 45.4%, versus the comparable quarter one year ago. Sales of non-firearm accessories, including handcuffs, totaled $4.7 million, a 4.0% increase over non-firearm accessory sales of $4.5 million for the third quarter last year. Hunting firearm sales of $6.7 million represented a decline of $5.8 million, or 46.4%, from the comparable quarter in the last fiscal year. Hunting products continued to be negatively impacted by a number of factors, including their position in the consumer discretionary marketplace and a distribution channel that is buying cautiously.
Michael F. Golden, President and Chief Executive Officer, said, “I am pleased to report these very positive results for our third fiscal quarter. Our handgun and tactical rifle products have consistently delivered favorable results throughout the past several quarters, and during the third quarter, we experienced significant increases in the consumer demand for these products. Despite continuing weakness in the overall economy, we focused on our strategy to grow our business in the consumer and the professional channels, and we launched some important new products. At the same time, we addressed recent, very strong demand, for our pistols, revolvers, and tactical rifles. In fact, sales of handguns and tactical rifles into our consumer channel for the third quarter grew 62% over the prior year. We delivered solid profits, and we made significant progress toward bolstering our balance sheet by reducing our inventories and effectively managing our accounts receivable, which resulted in a strengthening of our cash position.”
“Sales of M&P pistols continued to be strong throughout the third quarter. During the quarter, we received orders for our M&P pistols from a number of police agencies, including the Raleigh, North Carolina Police Department. To date, over 489 domestic law enforcement agencies have adopted or approved the M&P for duty use. The M&P pistol also continues to penetrate the international market. In the third quarter, we recorded orders for the M&P pistol from Puerto Rico and the M&P was added to the approved officer purchase list by the Lebanese government.
Golden added, “Robust sales of our M&P15 tactical rifles also continued throughout the third quarter, benefitting from heightened demand at the consumer level. We expanded the M&P tactical rifle family with the introduction in January of the M&P15-22 semi-automatic sport rifle. The M&P15-22 has been designed along the same, popular lines as our entire M&P15 family of tactical rifles; yet, it is chambered in the much more economical .22 caliber ammunition. We believe this new product will appeal to consumers seeking an economical alternative in this very popular product category. We continue to win new business in the law enforcement market as well, both domestically and internationally, and in the third quarter we added law enforcement agencies in Miami, North Carolina, and Mexico to the growing list of police departments we serve. To date, over 213 domestic law enforcement agencies have approved or adopted the M&P15 rifle for duty use. Building upon the popularity of the M&P line with law enforcement, we also introduced at SHOT Show the M&P4, a fully automatic capable version of the M&P tactical rifle, designed exclusively for law enforcement and military applications.”
Gross profit of $21.6 million for the third quarter was $5.0 million, or 29.9%, higher than gross profit for the comparable quarter last year. Gross margins increased to 25.8% from 25.0% for the comparable quarter last year. Gross margins were favorably impacted by full capacity production of handguns and tactical rifles, combined with reduced promotional expense in the quarter. Gains in gross margins were offset by continuing weakness in demand for hunting rifles, which caused lower production levels at the Rochester, New Hampshire facility and led to reductions in labor, underutilized capacity and reduced overhead absorption. In addition, gross margins were also negatively impacted by a $2.0 million charge for the recall of Walther pistols due to a possible problem recently detected with the hammer block system.
Golden added, “While our hunting business continues to suffer in the current economic environment, the market for hunting rifles in a healthy economy is a sizeable one. In addition, this portion of our business produces barrels for our tactical rifles, products that are clearly in very high demand right now. Finally, the barrel manufacturing expertise we possess via our hunting business defines us as a firearms manufacturer with a full portfolio of products and capabilities, an important distinction when seeking business from the federal government and military markets. For these reasons, we continued to selectively invest in our hunting business while focusing on reducing its cost structure. During the third quarter, we implemented a reduction in force and a work furlough at our Rochester, New Hampshire factory. At the same time, we launched the T/C Venture bolt-action hunting rifle at this year’s SHOT Show. The T/C Venture carries the respected Thompson brand, but at a lower price point, designed to allow us broader penetration of the hunting rifle market. We believe the Thompson/Center brand is uniquely positioned to profitably deliver a broader portfolio of high-quality hunting products at various price points, which will expand our addressable hunting market.”
Operating expenses for the third quarter increased by approximately $699,000, or 4.3%, over the third quarter last year.
The Company ended the current quarter with approximately $21.3 million of cash without accessing its revolving line of credit. In addition, the Company secured an amendment to its revolving line of credit with TD Bank, which expands the leverage ratio covenant from 3.0 to 3.5 for April 30, 2009 through fiscal 2010, and from 3.0 to 3.25 for fiscal 2011. The effect of this amendment is to provide the Company with incremental borrowing capacity at a future date should the Company elect to access it.
Conference Call
The Company will host a conference call today, March 12, 2009, to discuss its first quarter results and its outlook. The conference call may include forward-looking statements. The conference call will be Web cast and will begin at 5:00pm Eastern Time (2:00pm Pacific). The live audio broadcast and replay of the conference call can be accessed on the Company’s Web site at www.smith-wesson.com, under the Investor Relations section. The Company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.
Reconciliation of U.S. GAAP to Adjusted EBITDAS
In this press release, a non-GAAP financial measure, known as “Adjusted EBITDAS” is presented. Adjusted EBITDAS excludes the effects of interest, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based employee compensation expense and certain other non-cash transactions. From time to time, the Company may also elect to exclude certain significant non-recurring items in order to provide the reader with an improved understanding of underlying performance trends. See the attached “Reconciliation of GAAP Net Income to Adjusted EBITDAS” for a detailed explanation of the amounts excluded and included from net income to arrive at adjusted EBITDAS for the three-month and nine-month periods ended January 31, 2009 and 2008. Adjusted or non-GAAP financial measures provide investors and the Company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be, viewed as a substitute for GAAP results. Our definition of these adjusted financial measures may differ from similarly named measures used by others.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended:		For the Nine Months Ended:
	January 31, 2009	January 31, 2008	January 31, 2009	January 31, 2008
Net product and services sales	$83,160,093	$66,067,310	$233,922,146	$211,254,694
License revenue	552,259	497,171	1,496,408	1,547,625
Cost of products and services sold	62,124,455	49,941,651	168,487,024	145,892,463
Cost of license revenue	—	3,125	—	3,125

Gross profit	21,587,897	16,619,705	66,931,530	66,906,731

Operating expenses:
Research and development	700,455	521,204	2,092,489	1,410,209
Selling and marketing	7,244,038	6,884,341	22,323,153	20,757,941
General and administrative	9,063,784	8,904,196	28,972,738	28,086,078
Impairment of long-lived assets	—	—	98,243,188	—

Total operating expenses	17,008,277	16,309,741	151,631,568	50,254,228

Income/(loss) from operations	4,579,620	309,964	(84,700,038)	16,652,503

Other income/(expense):
Other income/(expense), net	308,377	(729,072)	(1,258,506)	(552,819)
Interest income	25,788	15,091	212,695	44,972
Interest expense	(1,218,819)	(2,354,864)	(4,684,143)	(6,671,673)

Total other expense, net	(884,654)	(3,068,845)	(5,729,954)	(7,179,520)

Income/(loss) before income taxes	3,694,966	(2,758,881)	(90,429,992)	9,472,983
Income tax expense/(benefit)	1,339,614	(951,811)	(18,807,559)	3,647,762

Net income/(loss)/comprehensive income/(loss)	$2,355,352	$(1,807,070)	$(71,622,433)	$5,825,221

Weighted average number of common and common equivalent shares outstanding, basic	47,205,685	40,390,246	46,592,482	40,209,841

Net income/(loss) per share, basic	$0.05	$(0.04)	$(1.54)	$0.14

Weighted average number of common and common equivalent shares outstanding, diluted	48,091,426	40,390,246	46,592,482	41,877,639

Net income/(loss) per share, diluted	$0.05	$(0.04)	$(1.54)	$0.14

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of:

	January 31, 2009	April 30, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,339,717	$4,358,856
Accounts receivable, net of allowance for doubtful accounts of $1,143,573 on January 31, 2009 and $196,949 on April 30, 2008	42,247,648	54,162,936
Inventories	46,107,970	47,159,978
Other current assets	3,594,380	4,724,973
Deferred income taxes	11,232,290	9,947,234
Income tax receivable	—	1,817,509

Total current assets	124,522,005	122,171,486

Property, plant and equipment, net	48,416,315	50,642,953
Intangibles, net	6,083,121	65,500,742
Goodwill	—	41,173,416
Deferred income taxes	949,613	—
Other assets	9,147,322	10,261,975

	$189,118,376	$289,750,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,570,989	$21,995,705
Accrued expenses	15,390,192	16,610,504
Accrued payroll	5,701,886	5,046,446
Accrued income taxes	1,015,354	—
Accrued taxes other than income	2,052,877	1,747,235
Accrued profit sharing	3,550,230	4,035,522
Accrued workers’ compensation	645,000	422,686
Accrued product liability	3,234,063	2,767,024
Accrued warranty	3,422,012	1,691,742
Deferred revenue	197,924	212,552
Current portion of notes payable	3,362,265	8,919,640

Total current liabilities	53,142,792	63,449,056

Deferred income taxes	—	20,216,239

Notes payable, net of current portion	84,215,902	118,773,987

Other non-current liabilities	10,736,247	9,460,761

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 48,407,859 shares issued and 47,207,859 shares outstanding on January 31, 2009 and 41,832,039 shares issued and 40,632,039 shares outstanding on April 30, 2008	48,407	41,831
Additional paid-in capital	88,916,484	54,127,721
Retained earnings/(accumulated deficit)	(41,618,107)	30,004,326
Accumulated other comprehensive income	72,651	72,651
Treasury stock, at cost (1,200,000 common shares)	(6,396,000)	(6,396,000)

Total stockholders’ equity	41,023,435	77,850,529

	$189,118,376	$289,750,572

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended January 31, 2009:				For the Three Months Ended January 31, 2008:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net product and services sales	$83,160,093			$83,160,093	$66,067,310			$66,067,310
License revenue	552,259			552,259	497,171			497,171
Cost of products and services sold	62,124,455	(3,858,002	) (7)	58,266,453	49,941,651	(1,609,254	) (1)	48,332,397
Cost of license revenue	—			—	3,125			3,125

Gross profit	21,587,897	$3,858,002		25,445,899	16,619,705	$1,609,254		18,228,959

Operating expenses:
Research and development	700,455	(19,550	) (1)	680,905	521,204	(15,803	) (1)	505,401
Selling and marketing	7,244,038	(40,256	) (1)	7,203,782	6,884,341	(33,570	) (1)	6,850,771
General and administrative	9,063,784	(787,425	) (2)	8,276,359	8,904,196	(2,316,352	) (2)	6,587,844

Total operating expenses	17,008,277	(847,231)		16,161,046	16,309,741	(2,365,725)		13,944,016

Income/(loss) from operations	4,579,620	4,705,233		9,284,853	309,964	3,974,979		4,284,943

Other income/(expense):
Other income/(expense), net	308,377	(414,129	) (4)	(105,752)	(729,072)	131,952	(4)	(597,120)
Interest income	25,788			25,788	15,091			15,091
Interest expense	(1,218,819)	1,218,819	(5)	0	(2,354,864)	2,354,864	(5)	0

Total other expense, net	(884,654)	804,690		(79,964)	(3,068,845)	2,486,816		(582,029)

Income/(loss) before income taxes	3,694,966	5,509,923		9,204,889	(2,758,881)	6,461,795		3,702,914
Income tax expense/(benefit)	1,339,614	(1,339,614	) (6)	0	(951,811)	951,811	(6)	0

Net income/(loss)/comprehensive income/(loss)	$2,355,352	$6,849,537		$9,204,889	$(1,807,070)	$5,509,984		$3,702,914

(1)	To eliminate depreciation expense.

(2)	To eliminate depreciation, amortization, stock-based compensation expense. To also remove impact of Walther PPK recall on profit sharing.

(3)	To eliminate write down of long-lived assets.

(4)	To eliminate unrealized mark-to-market adjustments on foreign exchange contracts.

(5)	To eliminate interest expense.

(6)	To eliminate income tax expense.

(7)	To eliminate depreciation expense and impact of Walther PPK recall.
SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Nine Months Ended January 31, 2009:				For the Nine Months Ended January 31, 2008:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net product and services sales	$233,922,146			$233,922,146	$211,254,694			$211,254,694
License revenue	1,496,408			1,496,408	1,547,625			1,547,625
Cost of products and services sold	168,487,024	(7,645,834	) (7)	160,841,190	145,892,463	(4,715,181	) (1)	141,177,282
Cost of license revenue	—			—	3,125			3,125

Gross profit	66,931,530	$7,645,834		74,577,364	66,906,731	$4,715,181		71,621,912

Operating expenses:
Research and development	2,092,489	(63,832	) (1)	2,028,657	1,410,209	(21,559	) (1)	1,388,650
Selling and marketing	22,323,153	(123,305	) (1)	22,199,848	20,757,941	(102,390	) (1)	20,655,551
General and administrative	28,972,738	(5,173,031	) (2)	23,799,707	28,086,078	(7,385,861	) (2)	20,700,217
Impairment of long-lived assets	98,243,188	(98,243,188	) (3)	0	—			0

Total operating expenses	151,631,568	(103,603,356)		48,028,212	50,254,228	(7,509,810)		42,744,418

Income/(loss) from operations	(84,700,038)	111,249,190		26,549,152	16,652,503	12,224,991		28,877,494

Other income/(expense):
Other income/(expense), net	(1,258,506)	453,258	(4)	(805,248)	(552,819)	159,777	(4)	(393,042)
Interest income	212,695			212,695	44,972			44,972
Interest expense	(4,684,143)	4,684,143	(5)	0	(6,671,673)	6,671,673	(5)	0

Total other expense, net	(5,729,954)	5,137,401		(592,553)	(7,179,520)	6,831,450		(348,070)

Income/(loss) before income taxes	(90,429,992)	116,386,591		25,956,599	9,472,983	19,056,441		28,529,424
Income tax expense/(benefit)	(18,807,559)	18,807,559	(6)	0	3,647,762	(3,647,762	) (6)	0

Net income/(loss)/comprehensive income/(loss)	$(71,622,433)	$97,579,032		$25,956,599	$5,825,221	$22,704,203		$28,529,424